UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

(a) On October 20, 2008, Westwood One, Inc. (the “Company” or “Westwood”) and Thomas F.X. Beusse, Chief Executive Officer and President of the Company, agreed upon the termination of his employment agreement with the Company effective October 20, 2008. Effective as of such date, Mr. Beusse ceased serving as CEO and President of the Company in connection with the reorganization of executive management as described below in Item 5.02. In accordance with the terms of his employment agreement, Mr. Beusse will receive payment of an amount equal to an aggregate of $1,900,000 consisting of two times the sum of (i) his base salary of $700,000 plus (ii) $250,000, payable in equal periodic installments for two years following his resignation. Also in accordance with the terms of his employment agreement, Mr. Beusse will receive his minimum guaranteed bonus for 2008 of $300,000 and is eligible to receive continued health benefits at the active employee rate for a period of eighteen months. Additionally, options to purchase 333,333 shares of Company common stock (out of an aggregate grant of options to purchase 1,000,000 shares of Company common stock awarded to him on his date of hire) vested on October 20, 2008 and shall remain exercisable for a period of 90 days thereafter (i.e., until January 18, 2009). Payment of the amounts set forth above are contingent on Mr. Beusse executing a fully effective waiver and general release substantially in the form attached as Exhibit A to his employment agreement. A copy of the Company’s employment agreement with Mr. Beusse was previously filed with the SEC as Exhibit 10.2 to the Company’s Form 8-K dated January 8, 2008.

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 20, 2008, Thomas F.X. Beusse resigned as Chief Executive Officer and President of Westwood and as a director of the Company.

(c) (1) Effective October 20, 2008, Gary Schonfeld was appointed President of the Network division of Westwood, Roderick M. Sherwood III, Westwood’s CFO, was appointed Interim President of Westwood, and Steven Kalin, Westwood’s COO, was appointed President of the Metro Networks division. Messrs. Sherwood and Kalin will continue to serve as Westwood’s CFO and COO, respectively.

(2) Mr. Schonfeld, age 56, co-founded radio network MediaAmerica in 1987 and served as its President.  He became the President of Jones MediaAmerica upon the acquisition of MediaAmerica by Jones Media Group in July 1998.  He served in that position until the acquisition of Jones Media Group by Triton Radio Network in June 2008.  Prior to founding MediaAmerica, Mr. Schonfeld served as Vice-President Eastern Sales Region for Westwood One, an account executive with CBS Radio Networks and in various positions with Fairchild Publications, Y&R Advertising, and ABC Radio. Mr. Schonfeld has a B.A. from the University of Vermont and an M.A. from the University of Michigan.

(3) On October 20, 2008, the Company entered into an employment agreement with Mr. Schonfeld whereby Mr. Schonfeld will serve as the Company’s President, Network division for a term of one year (commencing October 20, 2008) at an annual base salary of $500,000. Mr. Schonfeld is eligible for an annual discretionary bonus valued at up to $500,000, provided that Mr. Schonfeld is an employee of the Company at the end of the applicable calendar year and on the date such bonus is paid (other than upon a termination without “cause” or for “good reason” after the end of the applicable calendar year but before the time such bonus is paid). However, if Mr. Schonfeld’s employment with the Company terminates upon the expiration of his one-year term (October 20, 2009), Mr. Schonfeld is eligible for the discretionary bonus for the portion of the one-year term during which Mr. Schonfeld has been employed by the Company but for which Mr. Schonfeld has not been paid.

In the case of a termination of Mr. Schonfeld’s employment during the one-year term by the Company other than for a “cause event” or by Mr. Schonfeld for “good reason” (each, as defined in the employment agreement), Mr. Schonfeld will receive the remainder of his base salary (i.e., $500,000), payable in equal periodic installments for the remainder of his one-year term.

If Mr. Schonfeld is terminated upon or within 24 months of a “change in control”, all of Mr. Schonfeld’s outstanding equity awards shall become fully vested and immediately exercisable in accordance with the terms and conditions of the applicable equity compensation plan and award agreements under which such awards were granted. The payment of the termination amounts set forth above are contingent on Mr. Schonfeld executing a fully effective waiver and general release substantially in the form attached as Exhibit A to his employment agreement. The Company has agreed to reimburse Mr. Schonfeld in an amount up to $20,000 for reasonable attorneys’ fees incurred by him in connection with the negotiation of his employment agreement.

The foregoing description of Mr. Schonfeld’s employment does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s employment agreement with Mr. Schonfeld, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein in their entirety. A copy of the press release announcing Mr. Schonfeld’s appointment is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

On October 20, 2008, in connection with Mr. Schonfeld’s appointment, the Company’s Compensation Committee awarded Mr. Schonfeld a stock option to purchase 550,000 shares of Company common stock. Such option will vest in equal one-third increments on October 20, 2009, 2010 and 2011, except in the case of certain termination events as described in more detail in Mr. Schonfeld’s employment agreement. The stock option was issued pursuant to the Company’s 1999 Stock Incentive Plan (the “1999 Plan”), however, such award incorporates the terms set forth in the Company’s 2005 Equity Compensation Plan relating to accelerated vesting of equity compensation in connection with a termination upon or within 24 months of a change in control, as described above. A copy of the form stock option agreement for non-director participants used for such grant was previously filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 19, 2008. A copy of the 1999 Plan was previously filed with the SEC as Appendix A to the Company’s proxy statement dated April 29, 1999. An amendment to the 1999 Plan was previously filed with the SEC as Exhibit 10.3 to the Company’s Form 8-K dated May 25, 2005.

Also on October 20, 2008, in connection with his appointment as the President of the Metro Networks division, Mr. Kalin received an increase in his annual base salary from $450,000 to $500,000 and was awarded a stock option to purchase 150,000 shares of Company common stock by the Company’s Compensation Committee. The Company’s Compensation Committee also awarded Mr. Sherwood a stock option to purchase 150,000 shares of Company common stock in connection with his appointment as Interim President of Westwood. These options will vest in equal one-third increments on October 20, 2009, 2010 and 2011. The stock options were issued pursuant to the 1999 Plan, however, such award incorporates the terms set forth in the Company’s 2005 Equity Compensation Plan relating to accelerated vesting of equity compensation in connection with a termination within 24 months of a change in control.

(e) The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of October 20, 2008, by and between the Company and Gary Schonfeld.

99.1	Press Release, dated October 20, 2008, announcing the appointment of Gary Schonfeld as President, Network division, Steven Kalin as President, Metro Networks division and Roderick M. Sherwood III as the Company’s Interim President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: October 24, 2008

By: /s/ David Hillman
Name: David Hillman
Title: Chief Administrative Officer; EVP,
Business Affairs; General Counsel and
Secretary

EXHIBIT INDEX

Current Report on Form 8-K
dated October 20, 2008

Westwood One, Inc.

Exhibit
No.	Description of Exhibit

10.1	Employment Agreement, effective as of October 20, 2008, by and between the Company and Gary Schonfeld.

99.1	Press Release, dated October 20, 2008, announcing the appointment of Gary Schonfeld as President, Network division, Steven Kalin as President, Metro Networks division and Roderick M. Sherwood III as the Company’s Interim President.